Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Matthew Zipchen, the President, Chief Executive Officer and Chief Financial Officer of Media Mechanics, Inc., hereby certify, that, to my knowledge:

1.	The Annual Report on Form 10-K for the quarter ending January 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the quarter ending January 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of Media Mechanics, Inc..

Date: May 16, 2013

MEDIA MECHANICS, INC.

/s/ Matthew Zipchen
Matthew Zipchen Principal Executive Officer Principal Financial Officer